Exhibit 99
NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

Stage Stores Announces Third Quarter Results; Provides Updated Fourth Quarter and Full Year Guidance

--Results Include Non-Cash Goodwill Impairment Charge of $2.47 per Diluted Share--

HOUSTON, TX, November 20, 2008 -- Stage Stores, Inc. (NYSE: SSI) today reported a loss for the third quarter ended November 1, 2008 of $102.8 million, or $2.66 per diluted share, compared to net income of $2.4 million, or $0.06 per diluted share, for the prior year third quarter ended November 3, 2007.  This year’s third quarter results include a non-cash goodwill impairment charge of $95.4 million, or $2.47 per diluted share.  Without the impairment charge, the Company’s net loss was $7.4 million, or $0.19 per diluted share.

The Company’s sales for the third quarter were $333.8 million as compared to sales of $355.1 million last year.  Comparable store sales for the third quarter decreased 10.3%, or 7.6% excluding the estimated impact of Hurricanes Gustav and Ike, versus a decrease of 1.0% in the prior year period.

Total sales for the nine-month period ended November 1, 2008 were $1,060.0 million versus $1,072.5 million for the prior year nine-month period.  Comparable store sales decreased 5.6% versus a decrease of 0.1% in the prior year period.  The Company reported a net loss for the nine-month period of $90.9 million, or $2.37 per diluted share, compared to net income of $21.4 million, or $0.49 per diluted share, last year.  Without the impairment charge, the Company’s net income for the nine-month period was $4.5 million, or $0.12 per diluted share.

Andy Hall, President and Chief Executive Officer, commented, “Our third quarter operating results reflect the current difficult retail environment combined with the loss of approximately $10 million in sales due to the hurricanes.  While we are disappointed with our financial results, we are pleased with our accomplishments regarding the management of our inventory levels and expenses.  At quarter end, our inventories were down approximately 13.0% on a comparable store basis, and our SG&A expenses for the third quarter were $2.2 million below last year despite operating 44 more stores.

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Stage Stores Announces
Third Quarter Results
Page - 2

“Despite the challenging environment, our year-to-date cash flow from operating activities exceeded last year by $33.0 million,” Mr. Hall continued.  “Additionally, we will end fiscal 2008 with less debt than we ended fiscal 2007 while opening 56 new stores and a new distribution center.  Looking ahead to next year, we think it prudent in light of the current economic conditions to moderate our fiscal 2009 store opening program to between 30 and 40 stores.  This will allow us to reduce next year’s capital expenditures to $55.0 million versus this year’s expected capital spend of approximately $80.0 million.

“For the fourth quarter, we will continue to focus on the things that we can control, such as providing our customers with exceptional service and trend-right merchandise assortments, re-ordering merchandise with strong sell-throughs, offering our customers compelling values, executing an aggressive marketing campaign, conservatively managing our inventory levels, and controlling our expenses,” Mr. Hall concluded.

Non-Cash Goodwill Impairment Charge
Under U.S. GAAP, goodwill is not amortized, but rather is tested for impairment at least annually.  These tests are performed more frequently if there are triggering events.  As a result of the decline in the market capitalization for the Company and other factors, the Company determined that an interim impairment test was necessary during the third quarter.

Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, prescribes a two-step method for determining goodwill impairment. The Company has historically employed various methodologies to determine fair value of the Peebles reporting unit.  These tests rely on market valuation multiples, comparable transaction multiples, and the expected cash flows of the reporting unit.  Given the recent reduction in market multiples, and the current challenging economic environment and its impact on the Peebles reporting unit’s sales and earnings performance, the Company determined that a total write-off of the goodwill related to the Peebles and B.C. Moore acquisitions was warranted.  This resulted in a goodwill impairment charge in the third quarter of $95.4 million, or $2.47 per diluted share.  This is a non-cash charge which does not affect the company’s revolving credit facility covenants or cash flows.

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Stage Stores Announces
Third Quarter Results
Page - 3

Fiscal 2008 - Fourth Quarter and Updated Full Year Projections
Commenting on the Company’s projections, Mr. Hall stated, “We are not forecasting an improvement in the current economic climate.  As such, we are projecting that our fourth quarter comparable store sales will be down 8.0% to 10.0%.”

4th Quarter 2008:

	4Q 2008 OUTLOOK			4Q 2007 ACTUAL
Sales ($mm)	$448	-	$457	$473.0

Net Income ($mm)	$24.6	-	$26.8	$31.7

Diluted EPS	$0.64	-	$0.70	$0.78

Diluted Shares (m)	38,200			40,462

FY 2008:

	FY 2008 OUTLOOK			FY 2007 ACTUAL
Sales ($mm)	$1,508	-	$1,517	$1,545.6

Net Income ($mm)	$(66.4)	-	$(64.1)	$53.1
Goodwill Impairment	95.4	-	95.4	-
Non-GAAP Net Income	$29.0	-	$31.3	-

Diluted EPS	$(1.73)	-	$(1.67)	$1.24
Goodwill Impairment	2.48	-	2.48	-
Non-GAAP Diluted EPS	$0.75	-	$0.81	-

Diluted Shares (m)	38,400			42,720

•
FY 2008 results include a non-cash goodwill impairment charge of $95.4 million, or $2.48 per diluted share.  Without the impairment charge, the Company’s net income outlook would be $29.0 million to $31.3 million, or $0.75 to $0.81 per diluted share.

•	FY 2007 results include a non-comparable gain of $1.7 million, or $0.04 per diluted share, related to the March 2004 sale of the Peebles private label credit card portfolio.

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Stage Stores Announces
Third Quarter Results
Page - 4

Conference Call Information
The Company will host a conference call today at 8:30 a.m. Eastern Time to discuss its third quarter results.  Interested parties can participate in the Company’s conference call by dialing 703-639-1112.  Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Company's web site at www.stagestores.com and then clicking on Investor Relations, then Webcasts, then the webcast link.  A replay of the conference call will be available online until midnight on Friday, November 28, 2008.

About Stage Stores
Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 744 stores located in 38 states.  The Company operates under the Bealls, Palais Royal and Stage names throughout the South Central, Southwestern and Northwestern states, and under the Peebles name throughout the Midwestern, Southeastern, Mid-Atlantic and New England states.  For more information about Stage Stores, visit the Company’s web site at www.stagestores.com.

Caution Concerning Forward-Looking Statements
This document contains “forward-looking statements”. Forward-looking statements reflect our expectations regarding future events and operating performance and often contain words such as "believe", "expect", "may", "will", "should", "could", "anticipate", "plan" or similar words.  In this document, forward-looking statements include comments regarding the number of new stores that the Company plans to open in the 2009 fiscal year, as well as comments regarding the Company’s sales and earnings projections for the fourth quarter of the 2008 fiscal year and full 2008 fiscal year.  Forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") on April 1, 2008 and other factors as may periodically be described in our other filings with the SEC.  Forward-looking statements speak only as of the date of this document.  We do not undertake to update our forward-looking statements.

(Tables to Follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except earnings per share)
(Unaudited)

	Thirteen Weeks Ended
	November 1, 2008		November 3, 2007
	Amount	% to Sales (1)	Amount	% to Sales (1)

Net sales	$333,756	100.0%	$355,147	100.0%
Cost of sales and related buying, occupancy and distribution expenses	259,036	77.6%	260,898	73.5%
Gross profit	74,720	22.4%	94,249	26.5%
Selling, general and administrative expenses	84,417	25.3%	86,651	24.4%
Store opening costs	2,340	0.7%	2,459	0.7%
Goodwill impairment	95,374	28.6%	-	0.0%
Interest expense	1,365	0.4%	1,210	0.3%
(Loss) income before income tax	(108,776)	-32.6%	3,929	1.1%
Income tax (benefit) expense	(5,980)	-1.8%	1,483	0.4%
Net (loss) income	$(102,796)	-30.8%	$2,446	0.7%

Basic and diluted earnings per share data:
Basic (loss) earnings per share	$(2.66)		$0.06
Basic weighted average shares outstanding	38,603		41,400

Diluted (loss) earnings per share	$(2.66)		$0.06
Diluted weighted average shares outstanding	38,603		42,258

Supplemental Information

Net (loss) income:
On a U.S. GAAP basis	$(102,796)		$2,446
Goodwill impairment	95,374		-
On a non-GAAP basis	$(7,422)		$2,446

Diluted (loss) earnings per share:
On a U.S. GAAP basis	$(2.66)		$0.06
Goodwill impairment	2.47		-
On a non-GAAP basis	$(0.19)		$0.06

(1) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except earnings per share)
(Unaudited)

	Thirty-Nine Weeks Ended
	November 1, 2008		November 3, 2007
	Amount	% to Sales (1)	Amount	% to Sales (1)

Net sales	$1,059,999	100.0%	$1,072,596	100.0%
Cost of sales and related buying, occupancy and distribution expenses	783,123	73.9%	774,535	72.2%
Gross profit	276,876	26.1%	298,061	27.8%
Selling, general and administrative expenses	261,277	24.6%	256,889	24.0%
Store opening costs	5,879	0.6%	3,700	0.3%
Goodwill impairment	95,374	9.0%	-	0.0%
Interest expense, net of income of $11 and $0, respectively	3,887	0.4%	3,048	0.3%
(Loss) income before income tax	(89,541)	-8.4%	34,424	3.2%
Income tax expense	1,329	0.1%	12,995	1.2%
Net (loss) income	$(90,870)	-8.6%	$21,429	2.0%

Basic and diluted earnings per share data:
Basic (loss) earnings per share	$(2.37)		$0.50
Basic weighted average shares outstanding	38,396		42,438

Diluted (loss) earnings per share	$(2.37)		$0.49
Diluted weighted average shares outstanding	38,396		43,473

Supplemental Information

Net (loss) income:
On a U.S. GAAP basis	$(90,870)		$21,429
Goodwill impairment	95,374		-
On a non-GAAP basis	$4,504		$21,429

Diluted (loss) earnings per share:
On a U.S. GAAP basis	$(2.37)		$0.49
Goodwill impairment	2.48		-
On a non-GAAP basis	$0.12		$0.49

(1) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par values)
(Unaudited)

	November 1, 2008	February 2, 2008

ASSETS
Cash and cash equivalents	$16,211	$17,028
Merchandise inventories, net	427,816	342,622
Prepaid expenses and other current assets	39,312	43,589
Total current assets	483,339	403,239

Property, equipment and leasehold improvements, net	360,046	329,709
Goodwill	-	95,374
Intangible asset	14,910	14,910
Other non-current assets, net	20,641	28,258
Total assets	$878,936	$871,490

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$169,253	$94,505
Current portion of debt obligations	9,984	6,158
Accrued expenses and other current liabilities	66,841	66,538
Total current liabilities	246,078	167,201

Debt obligations	107,889	94,436
Other long-term liabilities	95,344	89,007
Total liabilities	449,311	350,644

Commitments and contingencies

Common stock, par value $0.01, 100,000 shares authorized, 55,826 and 55,113 shares issued, respectively	558	551
Additional paid-in capital	492,317	479,960
Less treasury stock - at cost, 17,586 and 16,907 shares, respectively	(284,640)	(277,691)
Accumulated other comprehensive loss	(1,766)	(1,766)
Retained earnings	223,156	319,792
Stockholders' equity	429,625	520,846
Total liabilities and stockholders' equity	$878,936	$871,490

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Thirty-Nine Weeks Ended
	November 1, 2008	November 3, 2007

Cash flows from operating activities:
Net (loss) income	$(90,870)	$21,429
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	43,615	35,901
Deferred income taxes	330	(963)
Stock-based compensation tax benefits	1,564	3,853
Stock-based compensation expense	5,717	5,453
Amortization of debt issue costs	191	188
Goodwill impairment	95,374	-
Excess tax benefits from stock-based compensation	(2,270)	(3,794)
Deferred compensation	396	-
Construction allowances from landlords	18,921	19,678
Changes in operating assets and liabilities:
Increase in merchandise inventories	(85,194)	(108,305)
Decrease (increase) in other assets	12,899	(371)
Increase in accounts payable and other liabilities	66,897	61,502
Total adjustments	158,440	13,142
Net cash provided by operating activities	67,570	34,571

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(79,710)	(64,093)
Proceeds from sale of property and equipment	3	31
Net cash used in investing activities	(79,707)	(64,062)

Cash flows from financing activities:
Proceeds from (payments on):
Borrowings under revolving credit facility, net	2,124	89,510
Repurchases of common stock	(6,949)	(62,540)
Finance lease obligations	1,625	1,850
Equipment financing	18,961	-
Debt obligations	(5,431)	(103)
Debt issuance costs	(190)	(258)
Exercise of stock options and stock appreciation rights	4,687	5,643
Excess tax benefits from stock-based compensation	2,270	3,794
Cash dividends	(5,777)	(6,382)
Net cash provided by financing activities	11,320	31,514
Net (decrease) increase in cash and cash equivalents	(817)	2,023

Cash and cash equivalents:
Beginning of period	17,028	15,866
End of period	$16,211	$17,889